                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                            (Amendment No.         )
                                           --------


Filed by the Registrant                     /X/

Filed by a Party other than the Registrant  / /

     Check the appropriate box:

/ /  Preliminary Proxy Statement
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14(a)-11(c) or Section
     240.14a-12

                      Uranium Resources, Inc.
- ----------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

- ----------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)
Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(i)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:

     -----------------------------------------------------------------
(2)  Aggregate number of securities to which transaction applies:

     -----------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: / /


     -----------------------------------------------------------------
(4)  Proposed maximum aggregate value of transaction:

     -----------------------------------------------------------------
/ / Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by the Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

     -----------------------------------------------------------------
(2)  Form, Schedule or Registration No.:

     -----------------------------------------------------------------
(3)  Filing Party:

     -----------------------------------------------------------------
(4)  Date Filed:

     -----------------------------------------------------------------

                            URANIUM RESOURCES, INC.
                         12750 MERIT DRIVE, SUITE 1020
                              DALLAS, TEXAS 75251

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 29, 1996

To the Stockholders of
         URANIUM RESOURCES, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Uranium Resources, Inc., a Delaware corporation (the "Company"), will be held at the Marriott Bayfront Corpus Christi, 900 North Shoreline Boulevard, Corpus Christi, Texas 78401 on Wednesday, May 29, 1996, at 9:00 a.m., local time, for the following purposes:

     1. To elect four (4) directors of the Company to serve until the next annual meeting of stockholders or until their respective successors shall be elected and qualified;

     2. To consider and vote upon a proposal to amend Article 4 of the Company's Restated Certificate of Incorporation to increase the authorized shares of common stock, $.001 par value per share, from 12,500,000 shares to 25,000,000 shares;

     3. To consider and vote upon a proposal to ratify the selection of Arthur Andersen, LLP, independent accountants, as independent auditors for the Company for the fiscal year ending December 31, 1996; and

     4. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     Only stockholders of record at the close of business on April 15, 1996, are entitled to notice of and to vote at the Meeting or any adjournment thereof.

     STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE GIVING OF SUCH PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON, SHOULD YOU LATER DECIDE TO ATTEND THE MEETING. PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. YOUR VOTE IS IMPORTANT.

                                         By Order of the Board of Directors


                                         /s/ Thomas H. Ehrlich
                                         ----------------------------
                                         Thomas H. Ehrlich, Secretary
DALLAS, TEXAS
April 26, 1996

                            URANIUM RESOURCES, INC.
                         12750 MERIT DRIVE, SUITE 1020
                              DALLAS, TEXAS 75251

                                PROXY STATEMENT

                                      FOR

                         ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 29, 1996


     This Proxy Statement is furnished to stockholders of Uranium Resources, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the "Meeting") to be held at the Marriott Bayfront Corpus Christi, 900 North Shoreline Boulevard, Corpus Christi, Texas 78401 on Wednesday, May 29, 1996, at 9:00 a.m., local time, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The approximate date on which this Proxy Statement and the enclosed Proxy will first be sent to stockholders is April 26, 1996.


                       ACTION TO BE TAKEN AT THE MEETING

     Shares represented by a properly executed Proxy, unless the stockholder otherwise instructs in the Proxy, will be voted (a) for the election of the four individuals named below under the caption Election of Directors as directors of the Company; (b) for the approval of the amendment (the "Amendment") to Article 4 of the Company's Restated Certificate of Incorporation to increase the Company's authorized common stock, $.001 per value (the "Common Stock") from 12,500,000 shares to 25,000,000 shares; (c) for the ratification of the selection of Arthur Andersen, LLP, independent accountants, as independent auditors of the Company for the fiscal year ending December 31, 1996; and (d) at the discretion of the Proxy holders on any other matter or business that may be properly presented at the Meeting or any adjournment thereof. Where a stockholder properly executes a Proxy and gives instructions on how his shares are to be voted, the shares will be voted in accordance with those instructions.

     A Proxy may be revoked at any time by a stockholder before it is exercised by giving written notice to the Secretary of the Company, or by signing and delivering a Proxy which is dated later, or, if the stockholder attends the Meeting in person, by either notice of revocation to the inspectors of election at the Meeting or by voting at the Meeting.

     The only matters that management intends to present at the Meeting are the three matters referenced in subparagraphs (a) through (c) above. If any other matter or business is properly presented at the Meeting, the proxy holders will vote upon it in accordance with their best judgment.

                               VOTING SECURITIES

     The record date for the Meeting is April 15, 1996. Only stockholders of record at the close of business on that date will be entitled to vote at the Meeting. At the close of business on that date, there were issued and outstanding 8,754,777 shares of the Company's Common Stock entitled to one vote per share. In the election of directors, cumulative voting is not allowed. A majority of the outstanding Common Stock, present in person or by Proxy and entitled to vote, will constitute a quorum for the transaction of business at the Meeting. Under Delaware law and the Company's Bylaws, if a quorum is present at the Meeting: (i) to be elected a director, each nominee must receive a plurality of the votes of the shares present in person or by Proxy at the Meeting and entitled to vote on the matter, and (ii) the affirmative vote of the majority of shares present in person or by Proxy at the Meeting and entitled to vote on the matter is required to (a) approve the Amendment, (b) ratify the selection of Arthur Andersen, LLP, as independent auditors of the Company for the fiscal year ending December 31, 1996, and (c) approve any other matter submitted to a vote of stockholders at the Meeting. In the election of directors, any action other than a vote for a nominee will have the practical effect of voting against the nominee. Abstention from voting on any matter presented at the Meeting will have the practical effect of voting against any such matter since it is one less vote for approval. Broker non-votes on any matter will not be considered "shares present" for voting purposes.

BENEFICIAL OWNERSHIP OF THE COMPANY'S COMMON STOCK

     The following table sets forth, as of March 15, 1996, certain information regarding persons known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock. Shown separately in the second table below is certain information regarding the beneficial ownership of the Company's Common Stock by (i) each director and nominee for director of the Company, (ii) each of the executive officers named in the Summary Compensation Table set forth below under the caption Executive Compensation, and (iii) all directors and executive officers as a group.

PRINCIPAL STOCKHOLDERS


                                                                     AMOUNT AND NATURE
             NAME AND ADDRESS OF                                        OF BENEFICIAL            PERCENT OF
               BENEFICIAL OWNER                                          OWNERSHIP(1)              CLASS(2)
           -------------------------                                 -----------------            --------
           Oren L. Benton                                              1,252,882(3)                 14.3%
           1515 Arapahoe Street
           Three Park Central, Suite 1000
           Denver, CO  80202

           Barry R. Feirstein                                             750,000                    8.6%
           Feirstein Capital Management Corp.
           767 Third Avenue
           28th Floor
           New York, NY 10017

           Raymond G. Larson                                              685,128                    7.8%
           P.O. Box 276
           Crestone, CO  81131

           Lindner Growth Fund                                           811,525(4)                  9.3%
           7711 Carondelet Avenue
           Suite 700
           Clayton, MO  63105

           Lindner Dividend Fund                                        2,589,000(4)(5)             24.6%
           7711 Carondelet Avenue
           Suite 700
           Clayton, MO  63105

           Lindner Bulwark Fund                                           750,000(4)(6)              7.9%
           7711 Carondelet Avenue
           Suite 700
           Clayton, MO  63105

           Ryback Management Corporation                                  407,000(7)                 4.6%
           7711 Carondelet Avenue
           Suite 700
           Clayton, MO  63105

- --------------------

     (1) Each person has sole voting and investment power with respect to the shares listed, unless otherwise indicated. Beneficial ownership includes shares over which the indicated beneficial owner exercises voting and/or investment power.

     (2) The shares owned by each person, and the shares included in the total number of shares outstanding, have been adjusted, and the percentages owned have been computed, in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934. Shares subject to options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person.

     (3) Includes 736,842 shares owned by Concord International Mining and Management Corp. ("CIMM") of which Mr. Benton is the sole stockholder. The Company has been informed by counsel to Westinghouse Electric Corporation ("Westinghouse"), that Westinghouse holds these 736,842 shares pursuant to a pledge of such shares as collateral security to
         Westinghouse   by CIMM on December 6, 1994.  Of the remainder of all
         the shares beneficially owned by Mr. Benton, counsel to Intertech Corporation ("Intertech") has informed the Company that Intertech, by and through its attorneys, holds 496,040 of such shares pursuant to a pledge of such shares as collateral security under a Stipulation and Agreement dated October 28, 1994 agreed and accepted to by Intertech, Nuexco Trading Corporation and Mr. Benton.

     (4) Lindner Growth Fund, Lindner Dividend Fund, and Lindner Bulwark Fund (the "Lindner Group") are members of the same family of mutual funds and may be deemed collectively as a controlling stockholder of the Company. The Lindner Group is managed by Ryback Management Corporation ("Ryback"), an investment adviser. Ryback has discretionary authority over the shares owned beneficially by the Lindner Group, including the power to vote and dispose of such shares.

     (5) Includes 839,000 outstanding shares owned beneficially by Lindner Dividend Fund, 1,125,000 shares issuable upon conversion of the Notes and 625,000 shares issuable upon exercise of the Warrants.

     (6) Includes 375,000 shares issuable upon conversion of certain notes and 375,000 shares issuable upon exercise of warrants. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS - Lindner Notes and Warrants."

     (7) Ryback manages the accounts of third parties that are not affiliated with the Lindner Group. Such parties own beneficially 407,000 outstanding shares over which Ryback has discretionary authority to vote and dispose of such shares.

MANAGEMENT


                                                        AMOUNT AND
                                                        NATURE OF
                    NAME OF                             BENEFICIAL           PERCENT OF
                BENEFICIAL OWNER                       OWNERSHIP(1)          CLASS(2)
                ----------------                       ------------          ---------
            William M. McKnight, Jr.                     274,684(3)              3.1%
                 Wallace M. Mays                               0(4)                *
                Paul K. Willmott                          30,250(5)                *
                    Joe H. Card                            6,750(6)                *
                Leland O. Erdahl                         106,750(7)              1.2%
                George R. Ireland                        109,000(8)              1.2%
                James B. Tompkins                        100,000(9)              1.1%
   All executive officers and directors                  629,834(10)             6.9%
             as a group (8 persons)

- ------------------------------
     *   Less than 1%.

     (1) Each person has sole voting and investment power with respect to the shares listed, unless otherwise indicated. Beneficial ownership includes shares over which the indicated beneficial owner exercises voting and/or investment power.

     (2) The shares owned by each person, and the shares included in the total number of shares outstanding, have been adjusted, and the percentages owned have been computed, in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934. Shares subject to options currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding such options, but not deemed outstanding for computing the percentage ownership of any other person.

     (3) Includes 55,000 shares that may be obtained by Mr. McKnight, through the exercise of stock options which are currently exercisable or will become exercisable within 60 days. Such number does not include 62,480 shares that may be obtained by Mr. McKnight through the exercise of stock options exercisable more than 60 days from the date hereof.

     (4) Mr. Mays resigned as Chairman of the Board and Chief Executive Officer effective as of July 31, 1995. Pursuant to his resignation, options held by Mr. Mays to purchase 200,000 shares of the Company's Common Stock, which were not vested at the time of his resignation, expired. In connection with Mr. Mays' resignation, the Company granted Mr.
         Mays options to purchase 50,000 shares of Common Stock at an exercise price of $4.75 per share.

     (5) Includes 29,250 shares that may be obtained by Mr. Willmott through the exercise of stock options which are currently exercisable. Does not include 268,620 shares that may be obtained by Mr. Willmott through the exercise of stock options exercisable more than 60 days from the date hereof.

     (6) Includes 6,750 shares that may be obtained by Mr. Card through the exercise of stock options which are currently exercisable. Does not include 19,504 shares that may be obtained by Mr. Card through the exercise of stock options exercisable more than 60 days from the date hereof.

     (7) Includes (i) 105,250 shares that may be obtained by Mr. Erdahl through the exercise of stock options which are currently exercisable. Does not include 16,750 shares that may be obtained by Mr. Erdahl through the exercise of stock options exercisable more than 60 days from the date hereof.

     (8) Includes 100,000 shares that may be obtained by Mr. Ireland through the exercise of stock options which are currently exercisable. Does not include 21,000 shares that may be obtained by Mr. Ireland through the exercise of stock options exercisable more than 60 days from the date hereof.

     (9) Includes 100,000 shares that may be obtained by Mr. Tompkins through the exercise of stock options which are currently exercisable. Does not include 21,000 shares that may be obtained by Mr. Tompkins through the exercise of stock options exercisable more than 60 days from the date hereof.

    (10) Includes 396,250 shares that may be obtained through the exercise of stock options which are currently exercisable or will become exercisable within 60 days.


CHANGE IN CONTROL

     At various times between September 1993 and March 30, 1995, Oren L. Benton or entities controlled by Mr. Benton acquired, from certain officers, directors and employees of the Company, options to purchase a majority of the then outstanding shares of Common Stock and proxies to vote those shares. Such options and proxies expired on March 30, 1995. The options expired unexercised.

                             ELECTION OF DIRECTORS
                           (PROPOSAL 1 ON PROXY CARD)

     Under the Company's Bylaws and pursuant to a resolution of the Board of Directors, the Board of Directors has fixed the size of the Board at four. Directors are elected to serve until the next annual meeting of stockholders or until their successors are elected and qualified. The Company's Board of Directors is not divided into classes; therefore, all four directors are to be elected at the Meeting.

     Unless authority is withheld, it is intended that the shares represented by a properly executed Proxy will be voted for the election of all of the nominees (Paul K. Willmott, Leland O. Erdahl, George R. Ireland and James B. Tompkins) as directors. The nominees are currently all the members of the Company's Board of Directors. If these nominees are unable to serve for any reason, such Proxy will be voted for such persons as shall be designated by the Board of Directors to replace such nominees. The Board of Directors has no reason to expect that these nominees will be unable to serve.

     The following table sets forth certain information concerning the individuals nominated for election as directors of the Company:

                                                                   POSITIONS AND OFFICES
                NAME                  AGE                            WITH THE COMPANY
                ----                  ---                          --------------------
          Paul K. Willmott             56                   Chairman, Chief Executive Officer,
                                                                  President, and Director

          Leland O. Erdahl             67                                Director

         George R. Ireland             39                                Director

         James B. Tompkins             39                                Director


NOMINEES FOR DIRECTOR

     PAUL K. WILLMOTT has served as a director of the Company since August 1994, as President of the Company since February 1995, as Chief Financial and Accounting Officer from April 12, 1995 through September 25, 1995 and as Chairman of the Board and Chief Executive Officer since July 31, 1995. Mr. Willmott retired from Union Carbide Corporation ("Union Carbide") where he was involved for 25 years in the finance and operation of Union Carbide's world-wide mining and metals business. Most recently, Mr. Willmott was President of UMETCO Minerals Corporation, a wholly-owned subsidiary of Union Carbide, from 1987 to 1991, where he was responsible for Union Carbide's Uranium and Vanadium businesses. From January 1993 until February 1995, Mr. Willmott was engaged by the Concord Mining Unit, which is owned or controlled by Oren L. Benton, as a senior vice president. In this capacity, he was primarily involved in the acquisition of

UMETCO Minerals Corporation's Uranium and Vanadium operating assets. Mr. Willmott graduated from Michigan Technological University with a Bachelor of Science degree in Mining in 1964 and a Bachelor of Science Degree in Engineering Administration in 1967. He has been an active member of the American Institute of Mining Engineers, the Canadian Institute of Mining Engineers and a number of state professional organizations.

     LELAND O. ERDAHL has served as a director of the Company since July 11, 1994. Mr. Erdahl previously served as President and Chief Executive Officer for Stolar, Inc. from 1986 to 1991. Stolar was a high-tech company involved in the radio wave imaging of geologic media and underground radio transmission for voice and data. He was also President and CEO of Albuquerque Uranium Corporation, a Uranium mining company, from 1987 to 1991. He is a Certified Public Accountant and is a graduate from the College of Santa Fe. He is currently a director of Hecla Mining Company, Freeport McMoRan Copper and Gold Inc., Canyon Resources Corporation, Original Sixteen to One Mine, Inc., and a trustee for a group of John Hancock Mutual Funds. He is also a director of Santa Fe Ingredients Company of California, Inc. and Santa Fe Ingredients Company, Inc., both private food processing companies.

     GEORGE R. IRELAND has served as a director since May 25, 1995. Mr. Ireland is a analyst for and a partner in the D.M. Knott Limited Partnership, a private investment partnership. Mr. Ireland specializes in investing in securities of natural resource and other basic industrial companies, both domestically and abroad. From 1987 to 1991, he was a Vice President of Fulcrum Management, Inc., which was the manager of the VenturesTrident Limited Partnerships, venture capital funds dedicated to investing in the mining industry, and Senior Vice President and Chief Financial Officer of MinVed Gold Corporation, a company in which the VenturesTrident funds had a significant investment. Mr. Ireland graduated from the University of Michigan with degrees in Geology and Resource Economics. He also attended the Graduate School of Business Administration of New York University. Mr. Ireland is a director of Merrill & Ring, Inc., a private land and timber holding company in the state of Washington. Mr. Ireland acted as a consultant to Ryback and performed due diligence on the Company in connection with Ryback's loan of $6 million to the Company on behalf of members of the Lindner Group. Mr. Ireland is not otherwise affiliated with the Lindner Group or Ryback.

     JAMES B. TOMPKINS has served as a director since May 25, 1995. Mr. Tompkins is a registered investment advisor and provides independent research to institutional investors through Tompkins & Company. From 1988 until 1990, Mr. Tompkins acted as a sole proprietor of Tompkins & Company, advising creditors of companies in bankruptcy as to the value of claims and realizing proceeds on those claims. In that capacity, Mr. Tompkins acted as a registered investment advisor. Between October 1990 and April 1993, Mr. Tompkins was employed by Columbia Savings as a bond manager where he was responsible for real estate loan workouts and asset disposition. He is an attorney and a Chartered Financial Analyst. Mr. Tompkins graduated from the University of Alabama in 1979 and received his Juris Doctor from the University of Alabama School of Law in 1983. Mr. Tompkins acted as a consultant to Ryback and performed due diligence on the Company in connection with Ryback's loan of $6 million to the Company on behalf of members of the Lindner Group. Mr. Tompkins is not otherwise affiliated with the Lindner Group or Ryback.


ARRANGEMENTS REGARDING ELECTION OF DIRECTORS

     On January 10, 1995, at the request of Oren L. Benton, Mr. Benton was appointed to the Board and elected Chairman and Chief Executive Officer of the Company. He resigned from those positions on February 7, 1995. Between July 7, 1994 and March 30, 1995, Mr. Benton controlled a majority of the Common Stock of the Company through various mechanisms. On March 30, 1995, all such arrangements terminated.

     On May 25, 1995, George R. Ireland and James B. Tompkins were appointed to the Board of Directors. By agreement dated May 25, 1995, the Company has agreed to nominate two individuals designated by certain members of the Lindner Group for election to the Board. Messrs. Ireland and Tompkins are such designees.

     Mr. Mays resigned from the Company's Board of Directors effective as of July 31, 1995.


LEGAL PROCEEDINGS

     On July 12, 1995, the Company filed a lawsuit in the federal district court in Colorado against Professional Bank, a Colorado chartered bank ("ProBank"). The Company believes that ProBank is owned or controlled by Oren
L. Benton, the former Chairman of the Company's Board of Directors. In the action styled Uranium Resources, Inc. v. Professional Bank, the Company alleges that ProBank transferred $1,080,000, without the Company's authorization, from the Company's account at ProBank to the accounts maintained at ProBank of various entities and an individual affiliated with Mr. Benton. The Company has recovered $300,000 of the total and is seeking to recover the balance from ProBank.

OTHER EXECUTIVE OFFICERS

     The following table sets forth certain information concerning executive officers who are not also directors of the Company:

                                                                     POSITIONS AND OFFICES
                 NAME                     AGE                          WITH THE COMPANY
                 ----                     ---                          -----------------
       William M. McKnight, Jr.           59                  Senior Vice President - Operations

             Joe H. Card                  42                  Senior Vice President - Marketing

           Thomas H. Ehrlich              36              Vice President and Chief Financial Officer

        Richard F. Clement, Jr.           52                  Senior Vice President - Exploration

         Harry L. Anthony, IV             48                     Vice President - Engineering

            Mark S. Pelizza               43                   Vice President - Health, Safety and
                                                                      Environmental Affairs


     The following sets forth certain information concerning the business experience of the foregoing executive officers during the past five years.

     WILLIAM M. MCKNIGHT, JR. joined the Company in March 1978 and served as the Company's Executive Vice President, Chief Operating Officer and Director until August 1994. From August 1994 to February 1995, he directed the Company's operations in South Texas and New Mexico and on February 24, 1995, he was appointed Vice President of Operations for the Company. In February 1996 he was appointed Senior Vice President of Operations. Mr. McKnight received a B.S. in Geology from Centenary College in 1959 and a M.S. in Sedimentary Geology from Florida State University in 1961.

     JOE H. CARD joined the Company as Vice President - Marketing in March 1989. In February 1993 he was promoted to Senior Vice President - Marketing. Previously, he spent four years with UG U.S.A., Inc., a U.S. marketing subsidiary of a major German mining company, most recently as Marketing Manager. His responsibilities were related to the entire Uranium fuel cycle, primarily in dealing with U.S. nuclear utilities customers. Prior to his work at UG U.S.A., Inc., Mr. Card spent five years with Mitsubishi International Corporation as marketing manager. He earned a B.B.A. degree in Finance from the University of Georgia in 1975 and an M.B.A. from Georgia State University in 1978.

     THOMAS H. EHRLICH, a certified public accountant, rejoined the Company in September, 1995 as Vice President and Chief Financial Officer. Immediately prior to that, Mr. Ehrlich spent nine months as a Division Controller with Affiliated Computer Services, Inc., an information technology services provider in Dallas, Texas. Prior to that, he joined the Company in November 1987 as

Controller-Public Reporting and was promoted to Controller and Chief Accounting Officer in February 1990. In February 1993, Mr. Ehrlich assumed the additional duties of Vice President and Secretary of the Company. Prior to joining the Company, he spent four years with Deloitte Haskins & Sells and worked primarily with clients that were publicly held companies. Prior to his work at Deloitte Haskins & Sells, he spent three years in various accounting duties at Enserch Exploration, Inc., an oil and gas company in Dallas, Texas. Mr. Ehrlich received his B.S. B.A. degree in Accounting from Bryant College in 1981.

     RICHARD F. CLEMENT, JR. joined the Company as Vice President-Exploration in 1983. In April 1990, he was appointed Senior Vice President-Exploration. Mr. Clement was a director of the Company from February 1985 to July 1994 at which time he resigned his positions as director and officer of the Company. During the period from July 1994 to February 1996 Mr. Clement remained with the Company as Exploration Manager. In February 1996 he was again appointed Senior Vice President-Exploration of the Company as well as the President and a Director of Hydro Resources, Inc., a wholly owned subsidiary of the Company. Prior to joining the Company, he spent 16 years with Mobil Oil Corporation, most recently as vice president and exploration manager for Mobil Energy Minerals-Australia, where he initiated and managed Mobil's Australian coal, uranium and other minerals exploration and acquisition programs. Mr. Clement received his B.S. degree in Geology from Boston College in 1965 and his M.S. degree in Geology from the University of Vermont in 1967.

     HARRY L. ANTHONY, IV has headed the Company's engineering team since 1978. From April 1978 until April 1990, Mr. Anthony was Vice President - Engineering of the Company, and in April 1990, he was appointed Senior Vice President-Engineering. Mr. Anthony was a director of the Company from February 1985 to July 1994 at which time he resigned his positions as director and officer of the Company. During the period from July 1994 to February 1996 Mr. Anthony remained with the Company as Engineering Manager. In February 1996 he was appointed Vice President-Engineering of the Company. Prior to joining the Company he was employed for eight years by Union Carbide, six of such years as a hydrometallurgist and the last two years as plant superintendent for Union Carbide's Palangana solution mining plant in South Texas. Mr. Anthony received a B.S. degree and a M.S. degree in Engineering Mechanics from Pennsylvania State University in 1969 and 1973, respectively.

     MARK S. PELIZZA has served as the Company's Environmental Manager since 1980, and as such, he has been responsible for all environmental regulatory activities. In February 1996, he was appointed Vice President - Health, Safety and Environmental Affairs of the Company. Prior to joining the Company, he was employed for two years by Union Carbide as an Environmental Planning Engineer at Union Carbide's Palangana solution mining plant in South Texas. Mr. Pelizza received a M.S. Degree in Engineering Geology from Colorado School of Mines in 1978 and a B.S. Degree in Geology from Fort Lewis College in 1974.

     The officers of the Company hold office until their successors are appointed by the Board of Directors. All officers of the Company are employed on a full-time basis. There is no family relationship between any director and executive officer of the Company.


BOARD AND COMMITTEE MEETINGS

     The Board of Directors held 19 formal meetings during the year ended December 31, 1995. Each director attended all of the meetings during their tenure, except for Joe B. Huffstutler, who did not attend the January 11 meeting and Oren L. Benton who did not attend the February 7, 1995 meeting. In addition to those meetings, certain actions were taken by unanimous written consent of the Board of Directors. The Company's officers have made a practice of keeping directors informed of corporate activities by personal meetings and telephone discussions and (as indicated above) directors ratify or authorize certain Company actions through unanimous written consent actions.

     The Company has three standing committees of the Board of Directors. Leland O. Erdahl, George R. Ireland and James B. Tompkins are the current members of the Audit, the Employees' Stock Option, and Compensation Committees. The Audit Committee's principal functions are to meet with the Company's independent auditors to review the financial statements contained in the Annual Report, to review the Company's systems of internal controls and to report to the Board of Directors thereon. The Employees' Stock Option Committee's principal function is the administration of the employees' stock option plans of the Company. The Compensation Committee's function is to determine the compensation of executive officers and to set guidelines for compensation for the employees of the Company.

     During 1995, the Audit Committee held two formal meetings, the Employees' Stock Option Committee held three formal meetings, and the Compensation Committee held one formal meeting. The Audit Committee met in March 1996 with the Company's auditors to review the 1995 fiscal year audit.

     At present, the Company has no nominating, executive, or similar committees.


                             EXECUTIVE COMPENSATION

     The following table sets forth certain information with respect to annual and long-term compensation for services in all capacities for the years ended December 31, 1995, 1994 and 1993 paid to the Company's Chief Executive Officers and certain other executive officers of the Company.

SUMMARY COMPENSATION TABLE


                               ANNUAL COMPENSATION                                   LONG-TERM COMPENSATION
                               -------------------                                   ----------------------
                                                                       OTHER
                                                                      ANNUAL                       ALL OTHER
                                                                     COMPENSA-     SECURITIES      COMPENSA-
  NAME AND PRINCIPAL                                    BONUS          TION(1)     UNDERLYING        TION(2)
           POSITION             YEAR    SALARY ($)       ($)            ($)       OPTIONS (#)          ($)
  --------------------------    ----    ----------      -----      ------------   -----------    --------------
  Paul K. Willmott              1995     $118,324      $10,500        $3,209        240,200         $25,000
  Chairman, President and       1994        --            --            --           21,000            --
  Chief Executive Officer (3)   1993        --            --            --             --              --

  Wallace M. Mays               1995     $122,218        $--            $--          50,000         $45,000
  Chairman, President &         1994       78,725         --             --         100,000            --
  Chief Executive Officer (3)   1993        --            --             --            --              --

  Joe H. Card                   1995     $121,619       $6,750      $137,461          6,064           $--
  Senior Vice President -       1994      120,441         --          36,617           --              --
  Marketing                     1993      124,760         --           3,254           --              --

  William M. McKnight, Jr.      1995     $165,959      $10,700          $542         33,600          $3,673
  Director, Senior Vice         1994      190,306         --             168           --             3,549
  President-Operations          1993      199,373         --             450           --             1,753

  Oren L. Benton (4)            1995       $--           $--            $--            --              $--
  Chairman, President &         1994        --            --             --            --               --
  Chief Executive Officer       1993        --            --             --            --               --

- --------------------

     (1) Represents amounts paid for out-of-pocket medical and dental expenses under the Company's Supplemental Health Care Plan; and for Mr. Willmott includes $3,125, constituting the difference
                 between the fair       market value of the shares of Common
                 Stock on the date of exercise of certain stock options ($7,375) and the exercise price of $4.25 per share; and for Mr. Card includes $133,453, constituting the difference between the fair market value of the shares of Common Stock on the date of exercise of certain stock options ($240,028) and the exercise price of $2.94 per share.

     (2) Represents contributions made by the Company under the Company's 401(k) Profit Sharing Plan (see "401(k) Profit Sharing Plan" below); and for Mr. Willmott consists entirely of fees paid for services as a director prior to such time he became an Executive Officer of the Company; and for Mr. Mays consists entirely of severance pay received upon his resignation from the Company as noted below.

     (3) Mr. Mays resigned as Chairman of the Board and Chief Executive Officer effective July 31, 1995. Mr. Willmott was elected President effective February 24, 1995 and Chairman and Chief Executive Officer effective July 31, 1995.

     (4) Mr. Benton was elected Chairman and Chief Executive Officer on January 10, 1995 and resigned those positions on February 7, 1995.

SUPPLEMENTAL HEALTH CARE PLAN

     The Company has adopted a health care plan (the "Supplemental Plan") for the officers of the Company and certain of the employees of the Company who are also stockholders, which supplements the standard health care plan available to all eligible employees of the Company (the "Standard Plan"). The Supplemental Plan pays directly to the participant all out-of-pocket medical and dental expenses not covered under the Standard Plan, including deductibles and co-insurance amounts. Additionally, the Supplemental Plan provides to each participant $100,000 of accidental death and dismemberment insurance protection and a world wide medical assistance benefit. Each participant in the Supplemental Plan may receive a maximum annual benefit of $50,000 or $100,000, at the Company's option. The Company pays an annual premium under the Supplemental Plan equal to $210 per participant plus 10% of claims paid. There are currently ten officers and employees covered by the Supplemental Plan.

401(K) PROFIT SHARING PLAN

     The Company maintains a defined contribution profit sharing plan for employees of the Company (the "401(k)") that is administered by a committee of trustees appointed by the Company. All Company employees are eligible to participate upon the completion of six months of employment, subject to minimum age requirements. Each year the Company makes a contribution to the 401(k) out of its current or accumulated net profits (as defined) in an amount determined by the Board of Directors but not exceeding 15% of the total compensation paid or accrued to participants during such fiscal year. The Company's contributions are allocated to participants in amounts equal to 25% (or a higher percentage, determined at the Company's discretion) of the participants' contributions, up to 4% of each participant's gross pay. For the plan year ended July 31, 1995 the Company contributed amounts equal to 25% of the participant's contributions, up to 4% of gross pay. For the plan year ended July 31, 1994, the Company contributed amounts equal to 50% of the participants' contribution, up to 4% of gross pay. For the plan year ended July 31, 1993, the Company contributed amounts equal to 25% of the participants' contributions, up to 4% of gross pay. Participants become 20% vested in their Company contribution account for each year of service until full vesting occurs upon the completion of five years of service.
Distributions are made upon retirement, death or disability in a lump sum or in installments.

STOCK OPTION PLANS

     On December 19, 1995, the Company's Shareholders approved the 1995 Stock Incentive Plan (the "1995 Plan") for key employees of the Company. The 1995 Plan authorized grants of incentive stock options and non-qualified options to purchase up to an aggregate of 750,000 shares of Common Stock. The Employees' Stock Option Committee of the Board of Directors is responsible for the administration of the 1995 Plan and has the full authority, subject to the provisions of the plan, to determine to whom and when to grant options and the number of shares of Common Stock covered by each grant. As of March 15, 1996, a total of 213,810 shares are reserved for issuance upon exercise of options granted under the 1995 Plan and 536,190 shares were reserved for exercise upon the future grant of options under the 1995 Plan.

     The 1995 Plan replaced the Company's previous plan maintained for employees under which the Company was authorized to grant non-qualified options. All outstanding options under that plan will remain in effect but no new options will be granted under that plan. As of March 15, 1996, a total of 477,881 shares are reserved for issuance under that plan.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information with respect to options granted to the executive officer named in the Summary Compensation Table in the fiscal year ended December 31, 1995.

                                                                                    POTENTIAL REALIZABLE
                                                                                            VALUE
                                                                                   AT ASSUMED ANNUAL RATES
                                                                                       OF STOCK PRICE
                                                                                        APPRECIATION
                                INDIVIDUAL GRANTS                                      FOR OPTION TERM
                     --------------------------------------                        -----------------------
                                NUMBER      PERCENT OF
                                  OF          TOTAL
                              SECURITIES     OPTIONS
                              UNDERLYING    GRANTED TO   EXERCISE
                                OPTIONS     EMPLOYEES     OR BASE
                                GRANTED     IN FISCAL      PRICE     EXPIRATION
            NAME                  (#)          YEAR        ($/SH)       DATE       5% ($)      10% ($)
         ----------            ---------   -----------   ---------   ----------  ---------    ----------
      Paul K. Willmott          100,000        19%        $4.13      02/24/05    $ 674,000    $1,068,000
                                100,000        19%        $8.38      08/16/05    1,366,000     2,175,000
                                 40,200         8%        $6.88      08/31/05      450,240       717,972

         Joe H. Card              6,064         1%        $6.88      08/31/05      $67,917      $108,303

  William M. McKnight, Jr.       33,600         6%        $6.88      08/31/05     $376,320      $600,096

       Wallace M. Mays          100,000        19%        $4.13      02/24/05     $674,000    $1,068,000
                                 50,000         9%        $4.75      05/31/98      387,000       617,000

EXERCISE OF STOCK OPTIONS AND YEAR-END VALUE

     The following sets forth information with respect to each exercise of stock options during the fiscal year ended December 31, 1995 and the year-end value of unexercised options held by each of the executive officers named in the Summary Compensation Table.



                                                                         NUMBER OF             VALUE OF
                                                                        SECURITIES            UNEXERCISED
                                      SHARES                            UNDERLYING           IN-THE-MONEY
                                     ACQUIRED           VALUE       UNEXERCISED OPTIONS    OPTIONS AT FISCAL
                                        ON            REALIZED      AT FISCAL YEAR END         YEAR-END(1)
              NAME                 EXERCISE (#)          ($)                (#)                   ($)
         --------------          ---------------    -------------   -------------------    -----------------

                                                                       EXERCISABLE/          EXERCISABLE/
                                                                       UNEXERCISABLE         UNEXERCISABLE
                                                                       -------------         -------------
      Paul K. Willmott (1)                                               0/100,000            $0/137,000
                                                                         0/100,000
                                                                         0/40,200
                                      1,000            $3,125          4,000/15,000          $5,000/18,750
                                                                          250/750
      Wallace M. Mays (2)               --               --              0/100,000            $0/125,000
                                                                         0/100,000             0/137,000
                                                                         50,000/0              37,500/0

        Joe H. Card (3)               36,250          $133,453           0/18,750              $0/48,000
                                                                          0/6,064
  William M. McKnight, Jr. (3)          --               --            41,250/13,750        $105,600/35,200
                                                                         0/33,600

- --------------------

     (1) Based on the closing price on the NASDAQ-NMS on December 29, 1995 ($5.50) less the grant prices of $4.13, $8.38, $6.88, $4.25 and
         $5.88 respectively.

     (2) Based on the closing price on the NASDAQ-NMS on December 29, 1995 ($5.50) less the grant prices of $4.25, $4.13 and $4.75, respectively. Mr. Mays resigned as Chairman of the Board and Chief Executive Officer
         effective July 31, 1995.   The two 100,000 share options expired
         unexercised. In connection with his resignation, the Company granted Mr. Mays options to purchase 50,000 shares of Common Stock at an exercise price of $4.75 per share.

     (3) Based on the closing price on the NASDAQ-NMS on December 29, 1995 ($5.50) less the grant prices of $2.94 and $6.88, respectively.

DIRECTOR COMPENSATION

     Under the Company's Directors' Stock Option Plan ("Directors' Plan"), each new non-employee director elected or appointed to the Board of Directors for the first time shall be granted an option to purchase 20,000 shares of Common Stock as of the date of such election or appointment and, upon the re-election of a non-employee director at an annual meeting of the Company's stockholders, such director will be granted an option to purchase an additional 1,000 shares as of the date of such election. As of March 15, 1996, a total of 84,000 shares are reserved for issuance upon exercise of options granted under the Directors' Plan and 66,000 shares were reserved for exercise upon the future grant of options under the Directors' Plan. Mr. Erdahl holds options covering 22,000 shares under the Directors' Plan and each of Messrs. Ireland and Tompkins holds options covering 21,000 shares under the Directors' Plan. Mr. Willmott holds options covering 20,000 shares under the Directors' Plan. In addition, Messrs. Ireland, Tompkins and Erdahl each hold options to purchase 100,000 shares of Common Stock. Those options were not granted under the Directors' Plan. Cash compensation for 1995 to the non-employee directors was paid at the rate of $3,000 per quarter plus $1,000 per meeting attended of the Board and committees of the Board.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In August 1994, the Company formed a Compensation Committee to determine the compensation of the executive officers and to set the guidelines for compensation for the employees of the Company. During the fiscal year ended December 31, 1995, the Compensation Committee was comprised of Leland O. Erdahl, George R. Ireland and James B. Tompkins. No member of the Compensation Committee has been or was during the fiscal year ended December 31, 1995 an officer or employee of the Company or any of the Company's subsidiaries. In addition, no member of the Compensation Committee during the fiscal year ended December 31, 1995 had any relationship requiring disclosure under the caption "Certain Relationships and Related Transactions." No executive officer of the Company serves or served on the compensation committee of another entity during the fiscal year ended December 31, 1995 and no executive officer of the Company serves or served as a director of another entity who has or had an executive officer serving on the Compensation Committee of the Company.


                         COMPENSATION COMMITTEE REPORT

     Under rules established by the Securities and Exchange Commission, the Company is required to provide certain information regarding the compensation of its Chief Executive Officer and other executive officers whose salary and bonus exceed $100,000 per year. Disclosure requirements include a report explaining the rationale and considerations that lead to fundamental executive compensation decisions. The following report has been prepared to fulfill this requirement.

     The Compensation Committee ("Committee") of the Board of Directors sets and administers the policies that govern the annual compensation and long-term compensation of executive officers of the Company. None of the members of the Committee is currently an employee of the Company. The Committee makes all decisions concerning compensation of all executive officers as defined by the Securities and Exchange Commission and all awards of stock options under the Company's 1995 Stock Incentive Plan. The Committee's policy is to offer executive officers competitive compensation packages that will permit the Company to attract and retain highly qualified individuals and to motivate and reward such individuals on the basis of the Company's performance.

     The Company had severe financial problems during 1995. As a result, the executive officers other than the CEO were either (i) granted a very minor increase in base salary or (ii) were required to take a reduction in base salary in comparison to prior years. Normally, the Company determines annual base salary adjustments by evaluating performance of the Company and each executive officer including financial, operating, cost control, productivity, safety, and environmental considerations. Because of (i) the severe financial problems at the beginning of the year and (ii) the fact that the Company was not able to restart operations until the completion of the financing and the subsequent rise in the market price for uranium, the Committee adopted the plan to either reduce base salaries or grant a very minor increase in base salary for executive officers.

     In the case of new executive officers, base salaries are determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at mid-size mining companies in the United States, primarily involved in the mining of precious metals. Within the U.S. uranium mining companies, there are no public companies which the Committee views as comparable in terms of revenues, reserve base and type of operations. Although the mid-size precious metal mining companies are for the most part larger than the Company, the Committee views this group as being comparable to the Company in terms of the administrative, financial and operating skills required of the Company's senior executives. Mr. Willmott's many years of experience in both the operating and financial aspects of the uranium mining industry were the main criteria in establishing the initial base salary. Compared to other mining companies, Mr. Willmott's base salary was below that of the average base salary for chief executive officers at such companies.

     On August 16, 1995, executive officers were granted stock options, subject to stockholder approval of the Company's 1995 Stock Incentive Plan, based upon a review of the Company's performance. Such stock based awards will continue to be an important element of the executive compensation package because they aid in the objective of aligning the officers' interests with those of the stockholders by giving the officers a direct stake in the performance of the Company.

     In February 1996 bonuses were awarded to executive officers and other employees for their performance during 1995. The bonuses were based upon the Committee's assessment of each person's contributions to the Company's success in terms of income and use of cash, corporate management and increase in shareholder value. With respect to corporate management objectives, objectives included obtaining of projected financings, reduction of unfunded reclamation liabilities, utilization of the matched sale quota, completion of 1995 exploration activities, achievement of budgeted production at budgeted costs, progress in obtaining New Mexico environmental permits, achievement of budgeted overhead reductions, the hiring of necessary financial and accounting personnel, and progress in resolving various legal issues.

March 12, 1996


     MEMBERS OF THE COMPENSATION COMMITTEE

                                  Leland O. Erdahl

                                  George R. Ireland

                                  James B. Tompkins


                         STOCK PRICE PERFORMANCE GRAPH

     The following graph compares the performance of the Company's Common Stock to the CRSP Total Return Index for The Nasdaq Stock Market (U.S. Companies) and to a self-determined peer group comprised of United States Energy Corp. and Rio Algom Mines, Ltd. for the Company's last five fiscal years. The graph assumes that the value of an investment in the Company's Common Stock and each index was $100 at December 31, 1990, and that all dividends were reinvested.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                                   1990-1995


      Total Returns Index For:                12/31/90    12/31/91    12/31/92    12/31/93    12/31/94    12/31/95
                                              --------    --------    --------    --------    --------    --------
      Nasdaq Stock Market
         (U.S. Companies) (a)                  100.0       160.5        186.8       214.5       209.7       296.6

      Self-Determined Peer Group (b)(c)        100.0       125.9        123.8       158.5       179.2       182.4

      Uranium Resources, Inc. (c)              100.0        54.3         74.2        82.8       139.5       107.7

*Total return assumes reinvestment of dividends.


                                    [GRAPH]

    (a) Source: National Association of Securities Dealers, Inc. All dividends are reinvested on the ex-dividend date. The CRSP Total Return Index includes all domestic common shares traded on the NASDAQ National Market and the NASDAQ Small-Cap Market.

    (b)      Comprised of United States Energy Corp. and Rio Algom Mines, Ltd.

    (c) Source: The Center for Research in Security Prices (affiliated with the University of Chicago Graduate School of Business). All dividends are reinvested on ex-dividend date.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     For further information regarding the association of Oren L. Benton with the Company, see the Company's Annual Report in Form 10-K for the year ended December 31, 1994 and the proxy statement for the special meeting of the shareholders held on December 19, 1995.

BENTON TRANSFER AND SEC INVESTIGATION

     Between January 17, 1995 and January 20, 1995, Oren L. Benton, then the Chairman of the Board and Chief Executive Officer of the Company, transferred $1,080,000 of the Company's funds to CSI Enterprises, Inc. ("CSI"), Energy Fuels Exploration, Inc. ("EFX") and an individual affiliated with Mr. Benton. CSI and EFX are owned or controlled by Mr. Benton, and both companies are now in bankruptcy. The transfer of funds was not authorized by the Company's Board of Directors. The Company is pursuing various actions to recover the $1,080,000 and has recovered $300,000 of the total so far. The ability of the Company to recover the balance is not certain.

     In addition, the Securities and Exchange Commission is currently conducting an informal investigation relating to the Company's liquidity problems during 1994 and 1995. The Company is unable to predict the outcome of this investigation.

MILL JOINT VENTURE

     In the Fall of 1994, the Company entered into discussions with Energy Fuels Limited ("EFL") relating to the creation of a joint venture for the processing of approximately 2 million pounds of uranium. The uranium was previously mined but not-yet-milled uranium produced from mines in Arizona owned by partnerships in which EFL was the general partner and various Swiss utilities were the limited partners. The uranium was to be processed through the White Mesa Mill located in Utah which was owned by a partnership whose general partner is Energy Fuels Nuclear and whose limited partners are some of the same Swiss utilities that own an interest in the Arizona mines.

     On January 11, 1995 the Company accepted EFL's proposal for a joint venture and transferred $1 million to Energy Fuels Exploration in partial performance of its obligations under the joint venture. The terms and conditions of the joint venture were set forth in a draft joint venture agreement, but the agreement has not been executed. Because of the bankruptcy of various entities controlled by Mr. Benton, the realizability of the $1 million investment is doubtful.

LOANS FROM WALLACE M. MAYS AND CERTAIN CURRENT AND FORMER MEMBERS OF MANAGEMENT

     Mr. Mays loaned the Company $65,000 on February 24, 1995 and $25,000 on March 27, 1995 (the "Mays Loans") in exchange for notes issued by the Company (bearing interest at prime plus 3% per annum) and a deed of trust on the Rosita property as collateral. Certain current and former members of management have made loans to employees of the Company during 1994 and 1995. In addition, a partnership in which certain current and former members of management are the partners loaned the Company $25,000 on April 7, 1995. The loans were unsecured and bore interest at prime plus 1% per annum. On May 17, 1995, William M. McKnight, Jr. loaned the Company $20,000. The loan was unsecured and bore interest at prime plus 1% per annum. On May 26, 1995, the Mays Loans were repaid by the Company. The remaining loans were repaid on October 6, 1995.

ACQUISITION OF SHARES BY MR. BENTON

     In the first quarter of 1995, all arrangements terminated between Mr. Benton and various members of the Company's management by which Mr. Benton controlled the voting of some or all of their shares.

LINDNER NOTES AND WARRANTS

     On May 25, 1995, the Company received $6,000,000 in cash through the issuance of 6.5% secured convertible notes in the original principal amounts of $1,500,000 and $4,500,000 initially convertible at $4.00 per share into 375,000 and 1,125,000 shares of Common Stock to Lindner Investments and Lindner Dividend, respectively. In addition, the Company issued immediately exercisable warrants to purchase 375,000 shares and 1,125,000 shares of the Company's Common Stock at an initial exercise price of $4.00 per share to Lindner Investments and Lindner Dividend, respectively. On December 26, 1995, Lindner Dividend exercised 500,000 warrants.

DRILLING COMPANY SERVICES

     During 1995, the Company utilized Cinco E Corp., ("Cinco") for drilling services at the Company's Rosita and Kingsville Dome projects. All work awarded to Cinco was granted based upon a competitive bidding process. The amount paid to Cinco during 1995 was approximately $725,000. The son of Mr. William M. McKnight, Jr. (Senior Vice President - Operations of the

Company) owns 50% of Cinco and Mr. McKnight, Jr. provided working capital financing of up to approximately $400,000 to the drilling company during 1995.

                              SECTION 16 REPORTING

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and the National Association of Securities Dealers, Inc. Officers, directors, and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) filings.

     Based solely on its review of copies of such forms received by it and written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during, the year ended December 31, 1995, its officers, directors, and greater than 10% beneficial owners complied with all applicable filing requirements except as noted below.

     The Company is not aware of any Form 4 or Form 5 filing for Oren L. Benton or any related entities since Mr. Benton's original Form 3 filing on January 11, 1995.

                       PROPOSAL TO AMEND ARTICLE 4 OF THE
                    RESTATED CERTIFICATE OF INCORPORATION TO
            INCREASE THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK
                           (PROPOSAL 2 ON PROXY CARD)

     The Board of Directors has adopted a resolution to amend Article 4 of the Company's Restated Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock from 12,500,000 shares having a par value of $0.001 per share to 25,000,000 shares with a par value of $0.001 per share and to submit the proposed amendment to a vote at this Meeting.
Article 4, as proposed to be amended, is set forth in its entirety as Exhibit "A" to this Proxy Statement, and the summary contained herein is qualified in its entirety by reference to Exhibit "A".

     As of April 15, 1996, 8,754,777 shares of Common Stock were issued and outstanding and 3,725,691 shares were reserved for stock option grants and exercise of stock options, warrants and conversion of certain debt, leaving only 19,532 shares of Common Stock available for issuance.

     The Board of Directors of the Company believes that the increase in the number of authorized shares of Common Stock is in the best interests of the Company and its stockholders. The additional Common Stock will increase the number of authorized shares that are available for corporate purposes, including, for example, the declaration and payment of stock dividends to the Company's stockholders; stock splits; use in the financing of expansion or future acquisitions; issuance pursuant to the terms of stock option plans and other employee benefit plans, including the Company's existing stock option plan, as well as for use in other possible future transactions of a currently undetermined nature.

     Under Delaware law, the Board of Directors generally may issue authorized but unissued shares of Common Stock without stockholder approval. The Board of Directors does not currently intend to seek stockholder approval prior to any future issuance of additional shares of Common Stock except to the extent otherwise required by the Company's Restated Certificate of Incorporation, by law or by the NASDAQ National Market System or any securities exchange on which the Common Stock may be listed at the time. The authorization of additional shares of Common Stock will enable the Company, as the need may arise, to take timely advantage of market conditions and the availability of favorable opportunities without the delay and expense associated with the holding of a special meeting of its stockholders or of waiting for the regularly scheduled Annual Meeting of Stockholders in order to increase the authorized capital. It is the belief of the Board of Directors that the delay necessary for stockholder approval of a specific issuance could be to the detriment of the Company and its stockholders. The Board of Directors does not intend to issue any shares of Common Stock except on terms which the Board deems to be in the best interest of the Company and its stockholders. Existing stockholders of the Company will have no pre-emptive rights to purchase any shares of Common Stock issued in the future. Depending on the terms thereof, the issuance of the shares of Common Stock may or may not have a dilutive effect on the Company's then existing stockholders. Other than the shares of Common Stock which may be issued pursuant to the Company's existing 1995 Stock Incentive Plan, upon exercise of certain warrants and conversion of certain debt, the Company presently has no plans, agreements or understandings to issue any of the newly authorized shares of Common Stock.

     The additional shares of Common Stock to be authorized by adoption of the amendment would have identical rights to the currently outstanding shares of Common Stock of the Company. Adoption of the proposed amendment and issuance of the shares of Common Stock would not affect the rights of the holders of the currently outstanding Common Stock of the Company, except for the effect incidental to increasing the number of shares of the Company's Common Stock outstanding.

     Although the increase in authorized but unissued shares of Common Stock could, under certain circumstances, have the effect of deterring attempts to acquire control of the Company, the Company believes that the increase in the number of authorized shares is essential to the achievement of corporate objectives. The proposed amendment is not being presented as, nor is it part of, a plan to adopt a series of anti-takeover measures. The management of the Company is not presently aware of any pending or proposed takeover attempt.

                        PROPOSAL TO RATIFY THE SELECTION
                      OF ARTHUR ANDERSEN, LLP AS AUDITORS
                           (PROPOSAL 3 ON PROXY CARD)

     The Board of Directors voted to engage Arthur Andersen, LLP as independent accountants to audit the accounts and financial statements of the Company for the fiscal year ending December 31, 1996, and directed that such engagement be submitted to the stockholders of the Company for ratification. In recommending ratification by the stockholders of such engagement, the Board of Directors is acting upon the recommendation of the Audit Committee, which has satisfied itself as to the firm's professional competence and standing. Although ratification by stockholders of the engagement of Arthur Andersen, LLP is not required by Delaware corporate law or the Company's Restated Certificate of Incorporation or Bylaws, management feels a decision of this nature should be made with the consideration of the Company's stockholders. If stockholder approval is not received, management will reconsider the engagement.

     It is expected that one or more representatives of Arthur Andersen, LLP will be present at the Meeting and will be given the opportunity to make a statement if they so desire. It also is expected that the representatives will be available to respond to appropriate questions from the stockholders.

               BOARD OF DIRECTORS' RECOMMENDATIONS; VOTE REQUIRED

     The Board of Directors unanimously recommends a vote (i) FOR the election as director of each of the nominees named in the proxy, (ii) FOR the approval of the Amendment, and (iii) FOR the ratification of the appointment of Arthur Andersen, LLP as independent auditors.

     The affirmative vote of the holders of (i) a plurality of the votes of the outstanding shares of Common Stock present at the Meeting, either in person or represented by proxy, is required to elect each nominee as a director and (ii) a majority of the outstanding shares of Common Stock present at the Meeting, either in person or represented by proxy, is required to approve the Amendment and to ratify the appointment of Arthur Andersen, LLP.

                     COST AND METHOD OF PROXY SOLICITATION

     The accompanying Proxy is being solicited on behalf of the Board of Directors of the Company. All expenses for soliciting Proxies, including the expense of preparing, printing and mailing the form of Proxy and the material used in the solicitation thereof, will be borne by the Company. In addition to the use of the mails, Proxies may be solicited by personal interview, telephone and telegram by directors and regular officers and employees of the Company. Such persons will receive no additional compensation for such services. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

              ANNUAL REPORTS AND CONSOLIDATED FINANCIAL STATEMENTS

     You are referred to the Company's annual report, including consolidated financial statements, for the year ended December 31, 1995, enclosed herewith for your information. The annual report is not incorporated in this Proxy Statement and is not to be considered part of the soliciting material.

                      DEADLINE FOR RECEIPT OF STOCKHOLDER
                       PROPOSALS FOR 1997 ANNUAL MEETING

 Any proposals that stockholders of the Company desire to have presented at the 1997 Annual Meeting of Stockholders must be received by the Company at its principal executive offices no later than March 10, 1997.

                        UNDERTAKING TO PROVIDE DOCUMENTS

  THE COMPANY WILL PROVIDE TO EACH PERSON TO WHOM A COPY OF THIS PROXY STATEMENT IS DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON AND WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1995 AND UPON THE PAYMENT OF A REASONABLE FEE WHICH SHALL BE LIMITED TO THE COMPANY'S REASONABLE EXPENSES, A COPY OF ANY EXHIBIT TO SUCH ANNUAL REPORT ON FORM 10-K. WRITTEN REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO THOMAS H. EHRLICH, URANIUM RESOURCES, INC., 12750 MERIT DRIVE, SUITE 1020, LB 12, DALLAS, TEXAS 75251, (214) 387-7777.

                                 MISCELLANEOUS

     The Board of Directors is not aware of any matter, other than the matters described above, to be presented for action at the Meeting. However, if any other business properly comes before the Meeting, the person or persons named in the enclosed form of proxy will vote the proxy in accordance with his or their best judgment on such matters.

DALLAS, TEXAS
April 26, 1996

                            URANIUM RESOURCES, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON  MAY 29, 1996

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned stockholder of Uranium Resources, Inc. (the "Company") hereby constitutes and appoints Paul K. Willmott, George R. Ireland, James B. Tompkins and Leland O. Erdahl, or any of them acting singly, each with the power of substitution as attorneys and proxies to vote all of the shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Marriott Bayfront Corpus Christi, 900 North Shoreline Boulevard, Corpus Christi, Texas 78401 on Wednesday, May 29, 1996, at 9:00 a.m., local time, and at any and all adjournments thereof, with the same force and effect as if the undersigned were personally present, and the undersigned hereby instructs the above-named Attorneys and Proxies to vote as follows:

     1. ELECTION OF DIRECTORS. The following four persons have been nominated to serve on the Company's Board of Directors: Paul K. Willmott, George R. Ireland, James B. Tompkins and Leland O. Erdahl.

     [ ] FOR all nominees listed above       [ ] WITHHOLD AUTHORITY
                                                 to vote for all nominees listed
                                                 above

     (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY ONE OR MORE INDIVIDUAL NOMINEES, WRITE THE NAME OF EACH SUCH NOMINEE IN THE SPACE PROVIDED BELOW.)

     2. AMENDMENT. Proposal to approve the amendment to Article 4 of the Company's Restated Certificate of Incorporation to increase the authorized common stock from 12,500,000 shares to 25,000,000 shares:

     [ ]FOR                    [ ]AGAINST                      [ ]ABSTAIN

     3. RATIFICATION OF ARTHUR ANDERSEN. Proposal to ratify the selection of Arthur Andersen, LLP, independent accountants, as the independent auditors of the Company for the fiscal year ending December 31, 1996:

     [ ]FOR                    [ ]AGAINST                      [ ]ABSTAIN

4. OTHER BUSINESS. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment of adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES SET FORTH IN PROPOSAL 1 AND FOR PROPOSALS 2 and 3.

                                        DATED:                     , 1996
                                              ---------------------

                                        -------------------------------------
                                                    (Signature)

                                        -------------------------------------
                                                    (Signature)

                               NOTE:    Please sign exactly as your name or
                                        names appear on this card.  Joint
                                        owners should each sign personally.
                                        When signing as attorney, executor,
                                        administrator, personal
                                        representative, trustee or guardian,
                                        please give your full title as such.
                                        For a corporation or a partnership,
                                        please sign in the full corporate
                                        name by the President or other
                                        authorized officer or the full
                                        partnership name by an authorized
                                        person, as the case may be.  (Please
                                        mark, sign, date, and return this
                                        proxy in the enclosed envelope.)

                                  EXHIBIT A

                       PROPOSED AMENDMENT TO ARTICLE 4
                   OF RESTATED CERTIFICATE OF INCORPORATION



                                  ARTICLE 4

    The aggregate number of shares which the corporation has authority to issue is Twenty-Five Million (25,000,000) shares, $.001 par value per share. The shares are designated as common stock and have identical rights and privileges in every respect.

    The holders of the stock of the corporation shall have no preemptive rights to subscribe for any securities of the corporation.